SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 16, 2003

Weight Loss Forever International, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-28733 (Commission File Number)	88-0430607 (I.R.S. Employer Identification No.)

300 International Parkway Heathrow, FL 32746 (Address of principal executive offices) (zip code)

(407) 333-8998 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5.  Other Events

Changes to Officers and Directors

On December 31, 2003, Christopher M. Swartz and Eric T. Swartz resigned as Directors of the Company to pursue more fully their positions with Ultimate Franchise Systems, Inc. No new directors have been appointed to fill the vacancies. Following the resignations, the Board of Directors of the Company consists of Michael D’Apolito, John Martin, Harold Kestenbaum, and Charles Bolianites III.

On December 16, 2003, Michael D’Apolito was appointed to the position of Chief Executive Officer of the Company, and Byron Rambo was appointed to the positions of Chief Financial Officer, Secretary, and Treasurer. Mr. D’Apolito and Mr. Rambo will join John Martin, President, as officers of the Company.

EXHIBITS

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Weight Loss Forever International, Inc.,
                                    a Nevada corporation

Dated: January 2, 2004		/s/ John Martin

	By:	John Martin
President

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